PRESS RELEASE

Appendix 99.1

Autoliv Appoints Joachim Rosenberg to its Board of Directors

(Boston, USA, November 10, 2026) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, announces that it has added a new independent member to its Board of Directors effective today.

On November 10, 2026, Autoliv announced that its Board of Directors has appointed Mr. Joachim Rosenberg as an independent director to the Autoliv Board of Directors. With the addition of Mr. Rosenberg, Autoliv has expanded its Board size from nine to ten directors

Mr. Rosenberg most recently served as Executive Vice President, Volvo Group Strategic Initiatives and President, Volvo Energy from January 2023 to September 2024. This was part of a twenty-year career with Volvo Group companies, including senior leadership roles also across major, related joint ventures and alliances. Leadership roles within the Volvo Group included EVP, Volvo Group; Chairman of UD Trucks; EVP, Group Truck Sales and President, Volvo Group Asia Truck Operations.

Mr. Rosenberg previously spent eight years at McKinsey & Company, Inc. in Sweden and the US, working with industrial and consumer goods blue chip companies with a special focus on the automotive sector and major performance improvement programs. Mr. Rosenberg joined the Board of Directors of Johnson Matthey Plc, in July 2026 and also serves on its Audit, Nomination, and Remuneration Committees. Mr. Rosenberg also serves, and has served, on the boards of directors of several privately held European companies.

“I am pleased that Joachim joins the Autoliv Board of Directors, bringing a wealth of experience in Asian operations, strategic initiatives management, and deep knowledge of global automotive operations,” said Jan Carlson, Chairman of the Board of Directors of Autoliv, Inc. “Joachim’s experience is a welcome addition to the Autoliv Board.”

Mr. Rosenberg is appointed for a term expiring at the 2027 Annual General Meeting of Stockholders at which time the Board is expected to return to nine members with the retirement of Mr. Leif Johansson.

Inquiries:

Investors & Analysts: ir@autoliv.com

Anders Trapp, Tel +46 709 578 171, Henrik Kaar, Tel +46 709 578 114

Media: media@autoliv.com

Gabriella Etemad, Tel +46 70 612 64 24, Emelie Ericson, Tel +46 70 957 81 35

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world, as well as mobility safety solutions, such as commercial vehicles and electrical safety solutions. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2025, our products saved approximately 40,000 lives and reduced around 600,000 injuries.

We have operations in 25 countries, and we drive innovation, research, and development at our 13 technical centers. Our 64,000 employees are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. Sales in 2025 amounted to $10.8 billion. For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.